UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                (b) and (d) On December 15, 2005, World Heart Corporation (the “Company”) announced that in connection with the completion of the Company’s reincorporation under the laws of Canada on December 14, 2005, Jal S. Jassawalla, the Company’s President and Chief Executive Officer, has been appointed to the Board of Directors of the Company.  As part of these changes,  Mark Goudie resigned from the Board of Directors of the Company on December 14, 2005.  Mr. Jassawalla is not expected to join any of the committees of the Board. The Board of Directors welcomes Mr. Jassawalla and thanks Mr. Goudie for his services to the Company.

Other than previously disclosed transactions and compensation arrangements related to Mr. Jassawalla’s employment by the Company as its President and Chief Executive Officers, there are no transactions to which the Company is or is proposed to be a party and in which Mr. Jassawalla has material interest.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                (a) On December 14, 2005, the Company completed its reincorporation from the Province of Ontario into Canada by filing articles of continuance with the appropriate regulatory authorities.  The complete text of the articles of continuance is filed as an exhibit hereto and is incorporated herein by reference.  Other than the changes necessary to effect the reincorporation, no material changes had been made to the articles of incorporation.

Item 9.01  Financial Statements and Exhibits.

                (d) Exhibits.

Exhibit No.	Description
99.1	Articles of Continuance of World Heart Corporation

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 16, 2005

WORLD HEART CORPORATION

	By:	/s/ Richard Juelis
	Name:	Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

Exhibits Index

Exhibit No.	Description
99.1	Articles of Continuance of World Heart Corporation